Genesis Capital LLC

Investment Adviser

Code of Ethics

©  Copyright  2008,  National  Regulatory  Services.  All  rights  reserved.

Genesis Capital LLC

Code of Ethics

10/24/2008 to Current

Table of Contents

1 - Statement  of  General  Policy

3

2 - Definitions

4

3 - Standards of Business Conduct

5

4 - Prohibition  Against  Insider  Trading

6

5 - Personal  Securities  Transactions

8

6 - Gifts  and  Entertainment

9

7 - Protecting  the  Confidentiality  of  Client  Information 10

8 - Service as a Director

12

9 - Compliance Procedures

13

10 - Certification

14

11 - Records

15

12 - Reporting  Violations  and  Sanctions

16

Statement of General Policy

This  Code  of  Ethics  (“Code”) has  been  adopted  by Genesis  Capital  LLC  and  is  designed  to  comply  with  Rule

204A-1  under  the  Investment  Advisers  Act  of  1940  (“Advisers  Act”).

This  Code  establishes  rules  of  conduct  for  all  employees  of  Genesis  Capital  LLC  and  is  designed  to,  among  other things,  govern  personal  securities  trading  activities  in  the  accounts  of  employees. The  Code  is  based  upon  the principle  that  Genesis  Capital  LLC  and  its  employees  owe  a  fiduciary  duty  to  Genesis  Capital  LLC's  clients  to conduct  their  affairs,  including  their  personal  securities  transactions,  in  such  a  manner  as  to  avoid  (i)  serving their  own  personal  interests  ahead  of  clients,  (ii)  taking  inappropriate  advantage  of  their  position  with  the  firm and  (iii)  any  actual  or  potential  conflicts  of  interest  or  any  abuse  of  their  position  of  trust  and  responsibility.

The  Code  is  designed  to  ensure  that  the  high  ethical  standards  long  maintained  by  Genesis  Capital  LLC  continue to  be  applied. The  purpose  of  the  Code  is  to  preclude  activities  which  may  lead  to  or  give  the  appearance  of conflicts  of  interest,  insider  trading  and  other  forms  of  prohibited  or  unethical  business  conduct. The  excellent name  and  reputation  of  our  firm  continues  to  be  a  direct  reflection  of  the  conduct  of  each  employee.

Pursuant  to  Section  206  of  the  Advisers  Act,  both  Genesis  Capital  LLC  and  its  employees  are  prohibited  from engaging  in  fraudulent,  deceptive,  or  manipulative  conduct. Compliance  with  this  section  involves  more  than acting  with  honesty  and  good  faith  alone.  It  means  that  the  Genesis  Capital  LLC  has  an  affirmative  duty  of utmost  good  faith  to  act  solely  in  the  best  interest  of  its  clients.

Genesis  Capital  LLC  and  its  employees  are  subject  to  the  following  specific  fiduciary  obligations  when  dealing with  clients:

 ●  The  duty  to  have  a reasonable, independent basis for the investment advice provided;

 ●  The  duty  to  obtain best execution  for  a  client’s  transactions  where  the  Firm  is  in  a  position  to  direct brokerage  transactions  for  the  client;

 ●  The  duty  to ensure that investment advice is suitable to meeting the client’s individual objectives,

needs, and circumstances;  and

 ●  A  duty  to  be loyal to clients.

In  meeting  its  fiduciary  responsibilities  to  its  clients,  Genesis  Capital  LLC  expects  every  employee  to demonstrate  the  highest  standards  of  ethical  conduct  for  continued  employment  with  Genesis  Capital  LLC. Strict compliance  with  the  provisions  of  the  Code  shall  be  considered  a  basic  condition  of  employment  with  Genesis

Capital  LLC. Genesis  Capital  LLC's  reputation  for  fair  and  honest  dealing  with  its  clients  has  taken  considerable time  to  build. This  standing  could  be  seriously  damaged  as  the  result  of  even  a  single  securities  transaction being  considered  questionable  in  light  of  the  fiduciary  duty  owed  to  our  clients.  Employees  are  urged  to  seek the  advice  of  Brad  Larson,  the  Chief  Compliance  Officer,  for  any  questions  about  the  Code  or  the  application  of the  Code  to  their  individual  circumstances. Employees  should  also  understand  that  a  material  breach  of  the provisions  of  the  Code  may  constitute  grounds  for  disciplinary  action,  including  termination  of  employment  with

Genesis Capital LLC.

The  provisions  of  the  Code  are  not  all-inclusive. Rather,  they  are  intended  as  a  guide  for  employees  of  Genesis

Capital  LLC  in  their  conduct. In  those  situations  where  an  employee  may  be  uncertain  as  to  the  intent  or purpose  of  the  Code,  he/she  is  advised  to  consult  with  Brad  Larson. Brad  Larson  may  grant  exceptions  to certain  provisions  contained  in  the  Code  only  in  those  situations  when  it  is  clear  beyond  dispute  that  the interests  of  our  clients  will  not  be  adversely  affected  or  compromised. All  questions  arising  in  connection  with personal  securities  trading  should  be  resolved  in  favor  of  the  client  even  at  the  expense  of  the  interests  of employees.

Definitions

For the purposes of this Code, the following definitions shall apply:

 ●  “Access  person” means  any  supervised  person  who:  has  access  to  nonpublic  information  regarding  any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund

RIA or its control affiliates manage; or is involved in making securities recommendations to clients that are nonpublic.

 ●  “Account”  means  accounts  of  any  employee  and  includes  accounts  of  the  employee’s  immediate  family members  (any  relative  by  blood  or  marriage  living  in  the  employee’s  household),  and  any  account  in  which  he or  she  has  a  direct  or  indirect  beneficial  interest,  such  as  trusts  and  custodial  accounts  or  other  accounts  in which  the  employee  has  a  beneficial  interest  or  exercises  investment  discretion.

 ●  “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2)  under the  Securities  Exchange  Act  of  1934  in  determining  whether  a  person  is  the  beneficial  owner  of  a  security for  purposes  of  Section  16  of  such  Act  and  the  rules  and  regulations  thereunder.

 ●  “Reportable  security”  means  any  security  as  defined  in  Section  202(a)(18)  of  the  Advisers  Act,  except  that it  does  not  include:  (i)  Transactions  and  holdings  in  direct  obligations  of  the  Government  of  the  United

States; (ii) Bankers’ acceptances,  bank  certificates  of  deposit,  commercial  paper  and  other  high  quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds;

(iv)  Transactions  and  holdings  in  shares  of  other  types  of  open-end  registered  mutual  funds,  unless Genesis

Capital  LLC  or  a  control  affiliate  acts  as  the  investment  adviser  or  principal  underwriter  for  the  fund;  and  (v)

Transactions  in  units  of  a  unit  investment  trust  if  the  unit  investment  trust  is  invested  exclusively  in  mutual funds,  unless  Genesis  Capital  LLC  or  a  control  affiliate  acts  as  the  investment  adviser  or  principal underwriter for the fund.

 ●  “Supervised person” means  directors,  officers  and  partners  of  Genesis  Capital  LLC  (or  other  persons occupying a similar status or performing similar functions); employees of Genesis Capital LLC; and any other person  who  provides  advice  on  behalf  of  Genesis  Capital  LLC  and  is  subject  to Genesis  Capital  LLC's supervision  and  control.

Standards of Business Conduct

Genesis  Capital  LLC places  the  highest  priority  on  maintaining  its  reputation  for  integrity  and professionalism. That  reputation  is  a  vital  business  asset.  The  confidence  and  trust  placed  in our  firm  and  it's employees by  our  clients  is  something  we  value  and  endeavor  to  protect. The  following  Standards  of  Business

Conduct  sets  forth  policies  and  procedures  to  achieve  these  goals. This  Code  is  intended  to  comply  with  the various  provisions  of  the  Advisers  Act  and  also  requires  that  all  supervised  persons  comply  with  the  various applicable  provisions  of  the  Investment  Company  Act  of  1940,  as  amended,  the  Securities  Act  of  1933,  as amended,  the  Securities  Exchange  Act  of  1934,  as  amended,  and  applicable  rules  and  regulations  adopted  by the Securities and Exchange Commission (“SEC”).

Section  204A  of  the  Advisers  Act  requires  the  establishment  and  enforcement  of  policies  and  procedures reasonably  designed  to  prevent  the  misuse  of  material,  nonpublic  information  by  investment  advisers. Such policies  and  procedures  are  contained  in  this  Code. The  Code  also  contains  policies  and  procedures  with  respect to  personal  securities  transactions  of  all Genesis  Capital  LLC's access  persons  as  defined  herein. These procedures  cover  transactions  in  a  reportable  security in  which  an  access  person  has  a  beneficial  interest  in  or accounts  over  which  the  access  person  exercises  control  as  well  as  transactions  by  members  of  the access person’s  immediate  family.

Section  206  of  the  Advisers  Act  makes  it  unlawful  for Genesis  Capital  LLC  or  its  agents  or  employees  to  employ any  device,  scheme,  or  artifice  to  defraud  any  client  or  prospective  client,  or  to  engage  in  fraudulent,

deceptive,  or  manipulative  practices. This  Code  contains  provisions  that  prohibit  these  and  other  enumerated activities  and  that  are  reasonably  designed  to  detect  and  prevent  violations  of  the  Code,  the  Advisers  Act,  and rules thereunder.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Genesis Capital LLC to stringent penalties. Criminal sanctions  may  include  a  fine  of  up  to  $1,000,000  and/or  ten  years  imprisonment. The  SEC  can  recover  the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, supervised persons and Genesis Capital LLC may be sued by investors seeking to recover damages for insider trading violations.

The  rules  contained  in  this  Code  apply  to  securities  trading  and  information  handling  by supervised  persons of Genesis Capital LLC and their immediate family members. More information can be found in the Insider Trading section  of  the  Genesis  Capital  LLC  Policies  and  Procedures  Manual.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about  the  application  of  the  rules  contained  in  this  Code  in  a  particular  circumstance. Often,  a  single  question can avoid disciplinary action or complex legal problems. You must notify Brad Larson immediately if you have any reason  to  believe  that  a  violation  of  this  Code  has  occurred  or  is  about  to  occur.

General Policy

No supervised  person  may  trade,  either  personally  or  on  behalf  of  others  (such  as  investment  funds  and  private accounts managed by Genesis Capital LLC), while in the possession of material, nonpublic information, nor may any personnel of Genesis Capital LLC communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of  which  will  have  a  substantial  effect  on  the  price  of  a  company’s  securities. No  simple  test  exists  to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to Brad

Larson.

Material  information  often  relates  to  a  company’s results and operations, including, for example, dividend changes,  earnings  results,  changes  in  previously  released  earnings  estimates,  significant  merger  or acquisition proposals or agreements, major litigation, liquidation problems, bankruptcies, new products or discoveries, and extraordinary management developments.

Material information also may relate to the market for a company’s  securities. Information  about  a significant  order  to  purchase  or  sell  securities,  repurchases,  stock  splits, may,  in  some  contexts,  be material. Prepublication information regarding reports in the financial press also may be material. For example,  the  United  States  Supreme  Court  upheld  the  criminal  convictions  of  insider  trading  defendants who capitalized on prepublication information about The Wall Street Journal’s  “Heard  on  the  Street”

column.

You  should  also  be  aware  of  the  SEC’s  position  that  the  term “material  nonpublic  information”  relates  not only  to  issuers  but  also  to  Genesis  Capital  LLC's  securities  recommendations  and  client  securities  holdings and  transactions.

2. What is Nonpublic Information?

Information  is “public” when  it  has  been  disseminated  broadly  to  investors  in  the  marketplace.  For example, information is public after it has become available to the general public through a public filing with  the  SEC  or  some  other  government  agency,  the  Dow  Jones “tape” or  The  Wall  Street  Journal  or  some other  publication  of  general  circulation,  and  after  sufficient  time  has  passed  so  that  the  information  has been disseminated widely.

3. Identifying Inside Information

Before  executing  any  trade  for  yourself  or  others,  including  investment  funds  or  private  accounts  managed by Genesis Capital LLC (“Client  Accounts”),  you  must  determine  whether  you  have  access  to  material,

nonpublic  information. If  you  think  that  you  might  have  access  to  material,  nonpublic  information,  you should  take  the  following  steps:

●  Report the information and proposed trade immediately to Brad Larson.

●  Do  not  purchase  or  sell  the  securities  on  behalf  of  yourself  or  others,  including  investment  funds  or private  accounts  managed  by  the  firm.

●  Do not communicate the information inside or outside the firm, other than to Brad Larson.

●  After Brad Larson has reviewed the issue, the firm will determine whether the information is material and  nonpublic  and,  if  so,  what  action  the  firm  will  take.

You  should  consult  with  Brad  Larson  before  taking  any  action. This  degree  of  caution  will  protect  you,  our clients, and the firm.

4.  Contacts  with  Public  Companies

Contacts  with  public  companies  may  represent  an  important  part  of  our  research  efforts. The  firm  may make  investment  decisions  on  the  basis  of  conclusions  formed  through  such  contacts  and  analysis  of publicly  available  information.  Difficult  legal  issues  arise,  however,  when,  in  the  course  of  these  contacts,

a supervised  person  of  Genesis  Capital  LLC  or  other  person  subject  to  this  Code  becomes  aware  of material, nonpublic information. This could happen, for example, if a company’s  Chief  Financial  Officer prematurely  discloses  quarterly  results  to  an  analyst,  or  a  portfolio  manager  makes  selective  disclosure  of adverse  news  to  a  handful  of  investors.  In  such  situations,  Genesis  Capital  LLC  must  make  a  judgment  as to  its  further  conduct.  To  protect  yourself,  your  clients  and  the  firm,  you  should  contact  Brad  Larson immediately if you believe that you may have received material, nonpublic information.

5.  Tender  Offers

Tender  offers  represent  a  particular  concern  in  the  law  of  insider  trading  for  two  reasons:  First,  tender offer  activity  often  produces  extraordinary  gyrations  in  the  price  of  the  target  company’s securities. Trading  during  this  time  period  is  more  likely  to  attract  regulatory  attention  (and  produces  a disproportionate  percentage  of  insider  trading  cases). Second,  the  SEC  has  adopted  a  rule  which expressly  forbids  trading  and “tipping” while in the possession of material, nonpublic information regarding a  tender  offer  received  from  the  tender  offeror,  the  target  company  or  anyone  acting  on  behalf  of  either.

Supervised  persons  of  Genesis  Capital  LLC  and  others  subject  to  this  Code  should  exercise  extreme caution  any  time  they  become  aware  of  nonpublic  information  relating  to  a  tender  offer.

6.  Restricted/Watch  Lists

Although  Genesis  Capital  LLC  does  not  typically  receive  confidential  information  from  portfolio  companies,

it  may,  if  it  receives  such  information,  take  appropriate  procedures  to  establish  restricted  or  watch  lists  in certain  securities.

Brad  Larson  may  place  certain  securities  on  a “restricted  list.” Access  persons  are  prohibited  from personally,  or  on  behalf  of  an  advisory  account,  purchasing  or  selling  securities  during  any  period  they  are listed. Securities  issued  by  companies  about  which  a  number  of  supervised  persons  are  expected  to regularly have material, nonpublic information should generally be placed on the restricted list.

Brad  Larson  may  place  certain  securities  on  a “watch  list.” Securities  issued  by  companies  about  which  a limited number of supervised persons possess material, nonpublic information should generally be placed on the  watch  list. The  list  will  be  disclosed  only  to  Brad  Larson  and  a  limited  number  of  other  persons  who  are deemed  necessary  recipients  of  the  list  because  of  their  roles  in  compliance.

Brad Larson shall take steps to immediately inform all supervised persons when a security is placed on the

Restricted/Watch  List  and  when  it  is  removed.

Personal Securities Transactions

General Policy

Genesis  Capital  LLC has  adopted  the  following  principles  governing  personal  investment  activities  by the

Firm's supervised persons:

 ●  The  interests  of  client  accounts  will  at  all  times  be  placed  first;

 ●  All  personal  securities  transactions  will  be  conducted  in  such  manner  as  to  avoid  any  actual  or  potential conflict  of  interest  or  any  abuse  of  an  individual’s  position  of  trust  and  responsibility;  and

 ●  Access persons  must  not  take  inappropriate  advantage  of  their  positions.

 ●  All  reports  of  personal  securities  transactions  and  any  other  information  filed  pursuant  to  this  Code  of  Ethics shall  be  treated  as  confidential  to  the  extent  permitted  by  the  law.

Pre-Clearance Required for Participation in IPOs

No access  person  shall  acquire  any  beneficial  ownership  in  any  securities  in  an  Initial  Public  Offering  for  his  or her  account,  as  defined  herein  without  the  prior  written  approval  of  Brad  Larson  who  has  been  provided  with  full details  of  the  proposed  transaction  (including  written  certification  that  the  investment  opportunity  did  not  arise by  virtue  of  the access  person’s  activities  on  behalf  of  a  client)  and,  if  approved,  will  be  subject  to  continuous monitoring  for  possible  future  conflicts.

Pre-Clearance Required for Private or Limited Offerings

No access  person  shall  acquire  beneficial  ownership  of  any  securities  in  a  limited  offering  or  private  placement without  the  prior  written  approval  of Brad  Larson  who  has  been  provided  with  full  details  of  the  proposed transaction  (including  written  certification  that  the  investment  opportunity  did  not  arise  by  virtue  of  the  access person’s  activities  on  behalf  of  a  client)  and,  if  approved,  will  be  subject  to  continuous  monitoring  for  possible future  conflicts.

Interested Transactions

No  access  person  shall  recommend  any  securities  transactions  for  a  client  without  having  disclosed  his  or  her interest,  if  any,  in  such  securities  or  the  issuer  thereof,  including  without  limitation:

 ●  any  direct  or  indirect  beneficial  ownership  of  any  securities  of  such  issuer;

 ●  any  contemplated  transaction  by  such  person  in  such  securities;

 ●  any  position  with  such  issuer  or  its  affiliates;  and

 ●  any  present  or  proposed  business  relationship  between  such  issuer  or  its  affiliates  and  such  person  or  any party  in  which  such  person  has  a  significant  interest.

Gifts and Entertainment

Giving, receiving, or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential  conflict  of  interest. Genesis  Capital  LLC  has  adopted  the  policies  set  forth  below  to  guide  access persons in this area.

General Policy

Genesis  Capital  LLC's  policy  with  respect  to  gifts  and  entertainment  is  as  follows:

 ●  Giving, receiving, or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a  potential  conflict  of  interest  ;

 ●  Access  persons  should  not  accept  or  provide  any  gifts  or  favors that  might  influence  the  decisions  you  or the recipient must make in business transactions involving Genesis Capital LLC, or that others might reasonably  believe  would  influence  those  decisions;

 ●  Modest  gifts  and  favors,  which  would  not  be  regarded  by  others  as  improper,  may  be  accepted  or  given  on an  occasional  basis. Entertainment  that  satisfies  these  requirements  and  conforms  to  generally  accepted business  practices  also  is  permissible;

 ●  Where  there  is  a  law  or  rule  that  applies  to  the  conduct  of  a  particular  business  or  the  acceptance  of  gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

 ●  Any  access  person  who  accepts,  directly  or  indirectly,  anything  of  value  from  any  person  or  entity  that  does business  with  or  on  behalf  of  Genesis  Capital  LLC,  including  gifts  and  gratuities  with  value  in  excess  of  $300 per  year,  must  obtain  consent  from Brad  Larson  before  accepting  such  gift.

 ●  This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining  or  entertainment,  you  are  accompanied  by  the  person  or  representative  of  the  entity  that  does business  with  Genesis  Capital  LLC.

 ●  This gift reporting requirement is for the purpose of helping Genesis Capital LLC monitor the activities of its employees. However,  the  reporting  of  a  gift  does  not  relieve  any  access  person  from  the  obligations  and policies  set  forth  in  this  Section  or  anywhere  else  in  this  Code. If  you  have  any  questions  or  concerns  about the  appropriateness  of  any  gift,  please  consult  with Brad  Larson.

Protecting the Confidentiality of Client Information

Confidential Client Information

In  the  course  of  investment  advisory  activities  of  Genesis  Capital  LLC,  the  firm  gains  access  to  non-public information  about  its  clients.  Such  information  may  include  a  person's  status  as  a  client,  personal  financial  and account  information,  the  allocation  of  assets  in  a  client  portfolio,  the  composition  of  investments  in  any  client portfolio,  information  relating  to  services  performed  for  or  transactions  entered  into  on  behalf  of  clients,  advice provided by Genesis Capital LLC to clients, and data or analyses derived from such non-public  personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information,

whether  relating  to  Genesis  Capital  LLC's current  or  former  clients,  is  subject  to  the  Code's  policies  and procedures. Any  doubts  about  the  confidentiality  of  information  must  be  resolved  in  favor  of  confidentiality.

Non-Disclosure Of Confidential Client Information

All information regarding Genesis Capital LLC's clients is confidential. Information may only be disclosed when the disclosure  is  consistent  with  the  firm's  policy  and  the  client's  direction. Genesis  Capital  LLC  does  not  share

Confidential  Client  Information  with  any  third  parties,  except  in  the  following  circumstances:

 ●  As  necessary  to  provide  service  that  the  client  requested  or  authorized,  or  to  maintain  and  service  the client's  account.  Genesis  Capital  LLC  will  require  that  any  financial  intermediary,  agent,  or other  service provider utilized by Genesis Capital LLC (such as broker-dealers or sub-advisers)  comply  with  substantially similar standards for non-disclosure  and  protection  of  Confidential  Client  Information  and  use  the  information provided  by  Genesis  Capital  LLC  only  for  the  performance  of  the  specific  service  requested  by  Genesis

Capital  LLC;

 ●  As  required  by  regulatory  authorities  (SEC  or  NASD) or  law  enforcement  officials  who  have  jurisdiction  over

Genesis Capital LLC, or as otherwise required by any applicable law.  In the event Genesis Capital LLC is compelled  to  disclose  Confidential  Client  Information,  the  firm  shall  provide  prompt  notice  to  the  clients affected,  so  that  the  clients  may  seek  a  protective  order  or  other  appropriate  remedy. If  no  protective  order or other appropriate remedy is obtained, Genesis Capital LLC shall disclose only such information, and only in such  detail,  as  is  legally  required;

 ●  To  the  extent  reasonably  necessary  to  prevent  fraud,  unauthorized  transactions,  or  liability.

Employee Responsibilities

All access persons are prohibited, either during or after the termination of their employment with Genesis Capital

LLC, from disclosing Confidential Client Information to any person or entity outside the firm, including family members,  except  under  the  circumstances  described  above.  An  access  person  is  permitted  to  disclose

Confidential  Client  Information  only  to  such  other  access  persons  who  need  to  have  access  to  such  information to  deliver  the  Genesis  Capital  LLC's  services  to  the  client.

Access  persons  are  also  prohibited  from  making  unauthorized  copies  of  any  documents  or  files  containing

Confidential Client Information and, upon termination of their employment with Genesis Capital LLC, must return all such documents to Genesis Capital LLC.

Any  supervised  person  who  violates  the  non-disclosure  policy  described  above  will  be  subject  to  disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information

Genesis  Capital  LLC  enforces  the  following  policies  and  procedures  to  protect  the  security  of  Confidential  Client

Information:

 ●  The  firm  restricts  access  to  Confidential  Client  Information  to  those  access  persons  who  need  to  know  such information  to  provide  Genesis  Capital  LLC's  services  to  clients;

 ●  Any access  person  who  is  authorized  to  have  access  to  Confidential  Client  Information  in  connection  with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment,  file, or  receptacle  on  a  daily  basis  as  of  the  close  of  each  business  day;

 ●  All  electronic  or  computer  files  containing  any  Confidential  Client  Information  shall  be  password  secured  and firewall  protected  from  access  by  unauthorized  persons;

 ●  Any  conversations  involving  Confidential  Client  Information,  if  appropriate  at  all,  must  be  conducted by access  persons  in  private,  and  care  must  be  taken  to  avoid  any  unauthorized  persons  overhearing  or intercepting  such  conversations.

Privacy Policy

As a registered investment adviser, Genesis Capital LLC and all supervised persons, must comply with SEC

Regulation S-P,  which  requires  investment  advisers  to  adopt  policies  and  procedures  to  protect  the  'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S-P,  includes  personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant  to  Regulation  S-P,  Genesis  Capital  LLC  has  adopted policies  and  procedures  to  safeguard  the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

Brad Larson is responsible for reviewing, maintaining, and enforcing Genesis Capital LLC's confidentiality and privacy  policies  and is  also  responsible  for conducting  appropriate  employee  training  to  ensure  adherence  to these  policies. Any  exceptions  to  this  policy  requires  the  written  approval  of  Brad  Larson.

Service as a Director

No  access  person  shall  serve  on  the  board  of  directors  of  any  publicly  traded  company  without  prior authorization  by  Brad  Larson  or  a  designated  supervisory  person  based  upon  a  determination  that  such  board service  would  be  consistent  with  the  interest  of  Genesis  Capital  LLC's  clients. Where  board  service  is  approved,

Genesis  Capital  LLC  shall  implement  an“Information  Barrier”  or  other  appropriate  procedure  to  isolate  such person from making decisions relating to the company’s  securities.

Compliance Procedures

Reporting Requirements

Every  access  person  shall  provide  initial  and  annual  holdings  reports  and  quarterly  transaction  reports  to  Brad

Larson  which  must  contain  the  information  described  below.

1.  Initial  Holdings  Report

Every  access  person  shall,  no  later  than  ten  (10)  days  after  the  person  becomes  an  access  person,  file  an  initial holdings report containing the following information:

 ●  The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount  (if  applicable)  of  each  reportable  security  in  which  the  access  person  had  any  direct  or  indirect beneficial  interest  ownership  when  the  person  becomes  an  access  person;

 ●  The  name  of  any  broker,  dealer  or  bank,  account  name,  number  and  location  with  whom  the  access  person maintained  an  account  in  which  any  securities  were  held  for  the  direct  or  indirect  benefit  of  the  access person;  and

 ●  The  date  that  the  report  is  submitted  by  the  access  person.

The  information  submitted  must  be  current  as  of  a  date  no  more  than  forty-five  (45)  days  before  the  person became  an  access  person.

2.  Annual  Holdings  Report

Every  access  person  shall,  no  later  than  January  30  each  year,  file  an  annual  holdings  report  containing  the same information required in the initial holdings report as described above. The information submitted must be current  as  of  a  date  no  more  than  forty-five  (45)  days  before  the  annual  report  is  submitted.

3.  Quarterly  Transaction  Reports

Every  access  person  must,  no  later  than  thirty  (30)  days  after  the  end  of  each  calendar  quarter,  file  a  quarterly transaction  report containing the following information:

With  respect  to  any  transaction  during  the  quarter  in  a  reportable  security  in  which  the  access  persons  had  any direct  or  indirect  beneficial  ownership:

 ●  The  date  of  the  transaction, title  and  exchange  ticker  symbol  or  CUSIP  number, interest  rate  and  maturity date  (if  applicable), number  of  shares,  and the  principal  amount  (if  applicable)  of  each  covered  security;

 ●  The  nature  of  the  transaction  (i.e.,  purchase,  sale,  or  any  other  type  of  acquisition  or  disposition);

 ●  The  price  of  the  reportable  security  at  which  the  transaction  was  effected;

 ●  The  name  of  the  broker,  dealer,  or  bank  with  or  through  whom  the  transaction  was  effected;  and

 ●  The  date  the  report  is  submitted  by  the  access  person.

4.  Exempt  Transactions

An  access  person need  not  submit  a  report  with  respect  to:

 ●  Transactions  effected  for,  securities  held  in,  any  account  over  which  the  person  has  no  direct  or  indirect influence  or  control;

 ●  Transactions  effected  pursuant  to  an  automatic  investment  plan;

 ●  A  quarterly  transaction  report  if  the  report  would  duplicate  information  contained  in  securities  transaction confirmations  or  brokerage  account  statements  that Genesis  Capital  LLC  holds  in  its  records  so  long  as  the firm  receives  the  confirmations  or  statements  no  later  than  30  days  after  the  end  of  the  applicable  calendar quarter;

 ●  Any  transaction  or  holding  report  if Genesis  Capital  LLC  has  only  one  access  person,  so  long  as  the  firm maintains records of the information otherwise required to be reported

5.  Monitoring  and  Review  of  Personal  Securities  Transactions

Brad Larson or a designee will monitor and review all reports required under the Code for compliance with Genesis  Capital  LLC's  policies  regarding  personal  securities  transactions  and  applicable  SEC  rules  and regulations. Brad  Larson  may  also  initiate  inquiries  of  access  persons  regarding  personal  securities trading. Access  persons  are  required  to  cooperate  with  such  inquiries  and  any  monitoring  or  review  procedures employed  Genesis  Capital  LLC. Any  transactions  for  any  accounts  of  Brad  Larson  will  be  reviewed  and  approved by  the  President  or  other  designated  supervisory  person.  Brad  Larson  shall  at  least  annually  identify  all  access persons  who  are  required to  file  reports  pursuant  to  the  Code  and  will  inform  such  access  persons  of  their reporting obligations.

Certification

Initial Certification

All supervised persons will be provided with a copy of the Code and must initially certify in writing to Brad Larson that  they  have:  (i)  received  a  copy  of  the  Code;  (ii)  read  and  understand  all  provisions  of  the  Code;  (iii)  agreed to  abide  by  the  Code;  and  (iv)  reported  all  account  holdings  as  required  by  the  Code.

Acknowledgement of Amendments

All supervised  persons  shall  receive  any  amendments  to  the  Code  and  must  certify  to  Brad  Larson  in  writing  that they  have:  (i)  received  a  copy  of  the  amendment;  (ii)  read  and  understood  the  amendment;  (iii)  and  agreed  to abide  by  the  Code  as  amended.

Annual Certification

All supervised  persons  must  annually  certify  in  writing  to  Brad  Larson  that  they  have:  (i)  read  and  understood  all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction  reports  as  required  by  the  Code.

Further Information

Supervised persons  should  contact  Brad  Larson  regarding  any  inquiries  pertaining  to  the  Code  or  the  policies established herein.

Records

Brad Larson shall maintain and cause to be maintained in a readily accessible place the following records:

 ●  A  copy  of  any code  of  ethics  adopted  by  the  firm  pursuant  to  Advisers  Act  Rule  204A-1  which  is  or  has  been in  effect  during  the  past  five  years;

 ●  A  record  of  any  violation  of Genesis  Capital  LLC's  Code  and  any  action  that  was  taken  as  a  result  of  such violation  for  a  period  of  five  years  from  the  end  of  the  fiscal  year  in  which  the  violation  occurred;

 ●  A  record  of  all  written  acknowledgements  of  receipt  of  the  Code  and  amendments  thereto for  each  person who  is  currently,  or  within  the  past  five  years  was, an  access  person  which  shall  be  retained  for  five  years after  the  individual  ceases  to  be  an  access  person  of  Genesis  Capital  LLC;

 ●  A  copy  of  each  report  made  pursuant  to  Advisers  Act  Rule  204A-1,  including  any  brokerage  confirmations and  account  statements  made  in  lieu  of  these  reports;

 ●  A  list  of  all  persons  who  are,  or  within  the  preceding  five  years  have  been, access  persons;

 ●  A  record  of  any  decision  and  reasons  supporting  such  decision  to  approve  an  access  persons'  acquisition  of securities  in  IPOs  and  limited  offerings  within  the  past  five  years  after  the  end  of  the  fiscal  year  in  which such  approval  is  granted.

Reporting Violations and Sanctions

All supervised persons shall promptly report to Brad Larson or an alternate designee all apparent violations of the

Code. Any  retaliation  for  the  reporting  of  a  violation  under  this  Code  will  constitute  a  violation  of  the  Code.

Brad Larson shall promptly report to senior management all apparent material violations of the Code. When Brad

Larson  finds  that  a  violation  otherwise  reportable  to  senior  management  could  not  be  reasonably  found  to  have resulted  in  a  fraud,  deceit,  or  a  manipulative  practice  in  violation  of  Section  206  of  the  Advisers  Act,  he  or  she

may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been  violated  and  what  sanctions,  if  any,  should  be  imposed. Possible  sanctions  may  include  reprimands,

monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.